AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND
AUTHORIZED SIGNATORY
             Each of the undersigned entities and individuals (collectively, the
"Reporting Persons") hereby authorizes and designates Benchmark Capital
Management Co. VII, L.L.C. or such other person or entity as is designated in writing by Steven M. Spurlock (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on
Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting
Person may be required to file with the United States Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act"), the Securities Exchange Act of
1934, as amended (together with the implementing regulations thereto, the
"Exchange Act") or any other state or federal agency (collectively, the
"Reports") with respect to the Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the "Companies").
             Each Reporting Person hereby further authorizes and designates
Steven M. Spurlock (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.
             The authority of the Designated Filer and the Authorized Signatory
under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the
Companies, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not
assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

December 11, 2014 BENCHMARK CAPITAL MANAGEMENT CO. VII, L.L.C.,
 a Delaware Limited Liability Company

 By: /s/ Steven M. Spurlock
  Steven M. Spurlock, Managing Member

December 11, 2014 BENCHMARK CAPITAL PARTNERS VII, L.P.,
 a Delaware Limited Partnership

 By: Benchmark Capital Management Co. VII, L.L.C.,
  a Delaware Limited Liability Company,
  Its General Partner

 By: /s/ Steven M. Spurlock
  Steven M. Spurlock, Managing Member

December 11, 2014 BENCHMARK FOUNDERS' FUND VII, L.P.,
 a Delaware Limited Partnership

 By: Benchmark Capital Management Co. VII, L.L.C.,
  a Delaware Limited Liability Company,
  Its General Partner

 By: /s/ Steven M. Spurlock
  Steven M. Spurlock, Managing Member

December 11, 2014 BENCHMARK FOUNDERS' FUND VII-B, L.P.,
 a Delaware Limited Partnership

 By: Benchmark Capital Management Co. VII, L.L.C.,
  a Delaware Limited Liability Company,
  Its General Partner

 By: /s/ Steven M. Spurlock
  Steven M. Spurlock, Managing Member

December 11, 2014 By: /s/ Bruce W. Dunlevie
  Bruce W. Dunlevie

December 11, 2014 By: /s/ J. William Gurley
   J. William Gurley

December 11, 2014 By: /s/ Kevin R. Harvey
   Kevin R. Harvey

December 11, 2014 By: /s/ Mitchell H. Lasky
   Mitchell H. Lasky

December 11, 2014 By: /s/ Peter H. Fenton
   Peter H. Fenton

December 11, 2014 By: /s/ Matthew R. Cohler
   Matthew R. Cohler

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